EXHIBIT 99.3

From: Costabile, Tom
To: 'michael.boldt@icemiller.com'
Cc: Klinger, Mike
Sent: Thursday, October 02, 2008 5:30 PM
Subject: Re: Follow up Re: 4.2(d)

Mike,

Thanks again. I have no additional comments. Subject to Mike's concurrence, please finalize.

Thanks & regards,

Tommy

From: Boldt, Michael
To: Costabile, Tom
Cc: Klinger, Mike
Sent: Thu Oct 02 16:20:37 2008
Subject: Follow up Re: 4.2(d)

Tom,

I spoke to Jim. The language "on a reasonably similar basis, as determined by EDC in it sole discretion" in 4.2(d) is optional. It can be deleted if you want to do so.

Mike

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